Exhibit 10.2

EASTGROUP
PROPERTIES

August 15, 2007

Mr. Mark L. Mroczkowski
Executive Vice President/CFO
Sequiam Corporation
300 Sunport Lane
Orlando, FL 32809

RE:           Promissory Note Repayment

Dear Mark:

This letter shall serve as documentation of our agreement to accept $275,000.00 on or before November 1, 2007 as payment in full for your Promissory Note, whether or not the First Lease Amendment with Control Center is executed and fulfilled.

Should the $275,000.00 not be paid in full by November 1, 2007, Sequiam will be in default of their lease and the full Promissory Note balance of $1,489,283.00 shall be due and payable per the terms of the First Lease Agreement.

Please acknowledge your acceptance of these terms by signing below and returning to me as soon as possible.  This letter shall become a part of your Lease Agreement file.

Sincerely,

Chris Segrest
Vice President

CC:           Lease File

_____________________________
Mr. Mark L. Mroczkowski
Executive Vice President/CFO
Sequiam Corporation